Exhibit 99.1
Consolidated Financial Statements
e-Dialog, Inc.
Year Ended December 31, 2007
With Report of Independent Auditors

e-Dialog, Inc.
Consolidated Financial Statements
Year Ended December 31, 2007

Report of Independent Auditors
The Board of Directors and Stockholders
e-Dialog, Inc.
We have audited the accompanying consolidated balance sheet of e-Dialog, Inc. (a Delaware corporation) as of December 31, 2007, and the related consolidated statement of income, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2007, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.
/s/ ERNST & YOUNG LLP

May 30, 2008

e-Dialog, Inc.
Consolidated Balance Sheet
December 31, 2007

Assets
Current assets:
Cash and cash equivalents	$4,297,441
Accounts receivable, net of allowance for doubtful accounts of $118,028 as of December 31, 2007	7,235,721
Deferred tax asset	657,645
Prepaid expenses and other current assets	697,689

Total current assets	12,888,496
Property and equipment:
Computer software and hardware	6,254,755
Furniture and fixtures	339,571
Construction in Progress	584,187
Leasehold improvements	163,463

7,341,976
Less accumulated depreciation	(4,051,058)

3,290,918

Deferred tax asset — long term	2,715,659
Other assets — long-term portion	549,495

$19,444,568

Liabilities and stockholders’ equity
Current liabilities:
Capital leases — current portion	$513,435
Accounts payable	775,214
Accrued expenses and other current liabilities	3,082,120
Income tax payable	538,566
Deferred revenue	20,000

Total current liabilities	4,929,335

Long-term liabilities:
Capital lease — long-term portion	253,478
Series C redeemable preferred stock warrants (Note 6)	24,412
Other long-term liabilities	54,040

Total liabilities	5,261,265

Commitments (Note 3)

Stockholders’ equity:
Series A redeemable convertible preferred stock, at liquidation and redemption value:
Authorized, issued and outstanding — 7,805,556 shares	7,025,000
Series B redeemable convertible preferred stock, at liquidation and redemption value:
Authorized, issued and outstanding — 10,500,000 shares	10,500,000
Series C redeemable convertible preferred stock, at liquidation and redemption value:
Authorized, issued and outstanding — 3,389,831 shares	2,000,000
Series C-1 redeemable convertible preferred stock, 1,800,000 shares authorized, no shares issued and outstanding	—
Common stock, $0.01 par value:
Authorized — 50,000,000 shares, issued — 10,922,638 shares as of December 31, 2007	109,224
Additional paid-in capital	268,109
Less: treasury stock at cost, 1,921,600 shares	(138,284)
Accumulated deficit	(5,580,746)

Total stockholders’ equity	14,183,303

$19,444,568

See accompanying notes.

e-Dialog, Inc.
Consolidated Statement of Income
Year Ended December 31, 2007

Net revenues	$37,574,266
Cost of revenues	15,416,388

Gross profit	22,157,878

Operating expenses:
Sales and marketing	4,213,827
Research and development	5,286,870
General and administrative	6,942,299
Stock-based compensation	75,968

Total operating expenses	16,518,964

Income from operations	5,638,914

Other income (expense):
Interest expense, net	(30,942)
Foreign currency exchange gain (loss)	119,570

Total other income (expense)	88,628

Income before income taxes	5,727,542

(Benefit) provision for income taxes	(2,834,739)

Net income	$8,562,281

See accompanying notes.

e-Dialog, Inc.
Consolidated Statements of Stockholders’ Equity

	Series A		Series B		Series C
	Redeemable Convertible		Redeemable Convertible		Redeemable Convertible
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Additional	Treasury Stock			Total
	Number of	Liquidation	Number of	Liquidation	Number of	Liquidation	Number of	Par	Paid-in	Number of		Accumulated	Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Shares	Amount	Deficit	Equity

Balance at December 31, 2006	7,805,556	$7,025,000	10,500,000	$10,500,000	3,389,831	$2,000,000	10,751,838	$107,516	$188,631	1,921,600	$(138,284)	$(14,143,027)	$5,539,836
Exercise of common stock options	—	—	—	—	—	—	170,800	1,708	3,510	—	—	—	5,218
Stock-based compensation	—	—	—	—	—	—	—	—	75,968	—	—	—	75,968
Net income	—	—	—	—	—	—	—	—	—	—	—	8,562,281	8,562,281

Balance at December 31, 2007	7,805,556	$7,025,000	10,500,000	$10,500,000	3,389,831	$2,000,000	10,922,638	$109,224	$268,109	1,921,600	$(138,284)	$(5,580,746)	$14,183,303

See accompanying notes.

e-Dialog, Inc.
Consolidated Statements of Cash Flows
Year Ended December 31, 2007

Operating activities
Net income	$8,562,281
Adjustments to reconcile net income to net cash provided by operating activities:
Valuation of Series C Redeemable Warrants	7,505
Depreciation and amortization	1,377,930
Stock-based compensation	75,968
Deferred tax asset	(3,373,304)
Amortization of lease concession	(162,120)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(1,730,815)
Prepaid expenses and other assets	(237,384)
Accounts payable	397,235
Accrued expenses and other current liabilities	1,483,157
Income tax payable	538,565
Deferred revenue	393

Net cash provided by operating activities	6,939,411

Investing activities
Purchases of property and equipment	(2,803,832)
Increase in other assets	(292,073)

Net cash used in investing activities	(3,095,905)

Financing activities
Proceeds from exercise of common stock options	5,218
Repayments of capital leases	(403,798)

Net cash used in financing activities	(398,580)

Net increase in cash and cash equivalents	3,444,926
Cash and cash equivalents at beginning of year	852,515

Cash and cash equivalents at end of year	$4,297,441

Supplemental disclosure of cash flow information
Cash paid for interest	$47,917

Cash paid for taxes	$43,000

Non-cash investing and financing activities
Assets acquired under capital leases	$296,500

See accompanying notes.

e-Dialog, Inc.
Notes to Consolidated Financial Statements
December 31, 2007
1. Nature of Business and Basis of Presentation
e-Dialog, Inc. (the Company) provides precision marketing services. Services provided include strategic planning, implementation, and analysis of e-mail marketing programs. The Company is subject to a number of risks common to rapidly growing technology-based companies, including rapid technological changes, competition from substitute products and larger companies, and the need to successfully develop and market its commercial products and services.
On February 13, 2008, GSI Commerce, Inc. (GSI) completed the acquisition of the Company. Pursuant to an Agreement and Plan of Merger dated as of January 23, 2008 among GSI, Dolphin Acquisition Corporation (Newco), a wholly-owned subsidiary of GSI, the Company, and the stockholders’ representative, Newco merged with the Company and the Company survived the merger as a wholly-owned subsidiary of GSI.
2. Summary of Significant Accounting Policies
The accompanying financial statements reflect the application of certain significant accounting policies described in this note and elsewhere in the accompanying notes to financial statements.
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, E-Dialog UK, Ltd. All significant intercompany accounts and transactions have been eliminated.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers highly liquid investments purchased with an original maturity of 90 days or less at the time of purchase to be cash equivalents. Investments with maturity dates in excess of three months at the time of purchase, but within one year of the balance sheet date, are considered short-term investments. Cash equivalents consisted mainly of money market accounts as of December 31, 2007. Restricted cash as of December 31, 2007 consists of certificates of deposit collateralizing rental deposits.

e-Dialog, Inc.
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Property and Equipment
Property and equipment are stated at cost, and are depreciated by the straight-line method with a half-year convention at rates that are intended to depreciate the cost of these assets over their estimated useful lives as follows:

Asset Classification	Useful Life

Computer software and hardware	3-4 years
Furniture and fixtures	5 years
Leasehold improvements	Life of lease
At the end of 2007, the Company entered into a new facility lease to expand their London based operations. The lease was effective on January 1, 2008. As a result of improvement of the leased space, the Company recorded $584,187 in payments made for Construction in Progress. The amount will be capitalized in Leasehold Improvements in 2008.
Financial Instruments
The estimated fair value of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, line of credit, and capital leases, approximates their carrying value due to the short-term nature of these instruments.
Foreign Currency Translation
The accounts of e-Dialog UK, Ltd. are translated in accordance with Statements of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation. The functional currency of e-Dialog UK, Ltd. is the U.S. dollar and, accordingly, translation gains and losses are reflected in the consolidated statements of income. Revenue and expense accounts were translated using the weighted-average exchange rate in effect during the period. Balance sheet accounts were translated using current and historical exchange rates, as appropriate. Foreign currency transaction gains or losses are also reflected in the consolidated statements of income in other income/expense. e-Dialog UK, Ltd. had a foreign currency exchange gain (loss) of $119,570 for the year ended December 31, 2007.

e-Dialog, Inc.
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Income Taxes
The Company accounts for income taxes in accordance with SFAS No. 109. The statement requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and the tax bases of the assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance against deferred tax assets is recorded if, based on the weight of the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
Revenue Recognition
The Company applies Staff Accounting Bulletin (SAB) 104, Revenue Recognition, and recognizes revenue when persuasive evidence of an arrangement exists, the service has been delivered, the fee is fixed and determinable, and collection of the resulting receivable is reasonably assured.
The Company generates revenue from the sale of services, such as design and execution of Internet direct marketing or e-marketing campaigns. Revenue is recognized under these arrangements upon completion of the campaign. For any multi-element arrangement, revenue is recognized once all elements of the arrangement have been delivered, as the Company does not have fair value for each separate element per EITF 00-21. The Company also enters into contractual arrangements to provide a number of e-mail campaigns for a related fee. Revenue is recognized based on completion of campaigns.
In addition, the Company generates revenue through the rental of lists of e-mail addresses and digital printing. The Company records revenue on the rental of lists and digital printing upon delivery on a net basis which represents the difference between the purchase price paid for the service and sales price of the service in accordance with Emerging Issues Task Force (EITF) Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent.
Cost of Revenue
Cost of revenue includes payroll of the personnel involved in design and execution of Internet direct marketing or e-marketing campaigns.
Research and Development Costs
Research and development costs have been charged to operations as incurred.

e-Dialog, Inc.
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Stock-Based Compensation
In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, or SFAS No. 123(R). SFAS No. 123(R) addresses the accounting for transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123(R) supersedes APB Opinion No. 25 and requires that such transactions be accounted for using a fair value-based method. SFAS No. 123(R) requires companies to recognize an expense for compensation cost related to share-based payment arrangements, including stock options and employee stock purchase plans.
Until December 31, 2005, as permitted by SFAS No. 123, the Company accounted for share-based payments to employees using APB Opinion No. 25’s minimum value method and, as such, generally recognized no compensation cost for employee stock options.
On January 1, 2006, the Company adopted SFAS No. 123(R) on a prospective transition basis as permissible under the standard. The Company granted 1,870,599 options in 2007, and established fair value of these awards using the Black-Scholes valuation model. The awards granted in 2007 are service-based awards and expense will be recognized ratably over the four year service period. The fair values of incentive stock options granted in 2007 were $383,805, and the Company recorded compensation expense of $75,968, respectively. The remaining amount will be expensed over four years.
The weighted-average fair values per share of options granted were $0.20 in 2007, respectively. The fair value of each option grant was estimated on the grant date using the following weighted-average assumptions.

2007

Volatility	44%
Risk-free interest rate	3.79% – 4.97%
Expected life of options	6.25 years
Dividend yield	—

e-Dialog, Inc.
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
As there is no public market for the Company’s common stock, the volatility for options granted in 2007 has been determined based on the analysis of reported data for a peer group of companies that issued options with substantially similar terms. The expected life of options has been determined utilizing the “simplified” method as prescribed by the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment. The risk-free interest rate is based on a zero coupon United States Treasury instrument whose term is consistent with the expected life of the stock options. The Company has not paid, and does not anticipate paying, cash dividends on its shares of common stock; therefore, the expected divided yield is assumed to be zero. SFAS No. 123(R) requires companies to utilize an estimated forfeiture when calculating the expense for the period. As a result, the Company estimated forfeitures based upon a history of grants, exercises, terminations for the period 1998 through early 2008, for both officers and non-officers, the corresponding forfeiture rates being 24% and 29%, respectively. These percentages were applied to the 2007 Black-Scholes valuation models, being the Company’s best estimate of future forfeitures.
Comprehensive Income
Comprehensive income represents net income plus the change in equity of a business enterprise resulting from transactions and circumstances from non-owner sources. The Company’s comprehensive income equaled net income for the year ended December 31, 2007.
Concentration of Credit Risk
Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. The Company’s cash and cash equivalents are held at accredited financial institutions. For the Company’s accounts receivable, the Company performs ongoing credit evaluations of its customers’ financial condition, but does not require collateral. The Company continuously monitors collections from customers and maintains a provision for estimated credit losses based upon historical experience and any specific customer collections issues that the Company has identified. Historically, the Company has not experienced significant losses related to its accounts receivable. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.
The Company had no customers that represented greater than 7% of net revenues for the year ended December 31, 2007. The Company had one customer that represented 6% of total accounts receivable as of December 31, 2007.

e-Dialog, Inc.
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Recent Accounting Pronouncements
In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2007. The adoption of FIN 48 is not expected to have a material impact on the Company’s financial condition, results of operations, or liquidity.
3. Commitments
The Company leases its facility under an operating lease that expires in 2012. The Company also leases various equipment under capital leases that expire through 2009. Future minimum lease payments under noncancelable operating leases, and the present value of future minimum lease payments under capital leases as of December 31, 2007 are as follows:

	Capital	Operating
	Leases	Leases

Years Ended December 31,
2008	$564,853	$611,409
2009	224,461	243,562
2010	51,308	42,070
2011	—	43,332

Total minimum lease payments	840,622	940,373

Less amount representing interest	(73,709)

Present value of future minimum lease payments	766,913

Less current installments of obligations under capital leases	(513,435)

Obligation under capital leases, excluding current portion	$253,478

e-Dialog, Inc.
Notes to Consolidated Financial Statements (continued)
3. Commitments (continued)
The Company maintains capital lease agreements with several different lending institutions. In October 2005, the Company entered into a master lease agreement with a bank to provide up to $2,000,000 of growth capital financing. Under the terms of the agreement, the Company may draw down against the line at any time through September 1, 2008, with no minimum. The master lease agreement requires the Company to maintain a certain financial covenant, which the Company was in compliance with at December 31, 2007. As of December 31, 2007, the Company has not drawn down any financing under this agreement.
In August 2004, the Company entered into a master lease agreement with a venture debt lender to provide up to $750,000 of growth capital financing, which is included in the total obligations under capital leases. The master lease agreement does not require the Company to maintain covenants. In connection with the lease agreement, the Company issued warrants to the lender to purchase up to 44,491 shares of the Company’s Series C-1 preferred stock at $0.59 per share. The fair value of the warrants was deemed to be immaterial at the date of issuance. (See Note 6). As of December 31, 2007, the Company has not drawn down any financing under this agreement.
At December 31, 2007, assets under capital leases were approximately $2,825,500. Accumulated amortization of leased assets at December 31, 2007 was approximately $2,142,284.
In June 2005, the Company executed an addendum to its facilities lease, which included an increase in space of 13,644 square feet. This addendum was executed for a period of 46 months, which is co-terminus with the existing facilities lease that will terminate in April 2009.
Rental expense under the Company’s operating leases for 2007 was $1,693,338.
4. Financing Arrangement
In October 2005, the Company entered into an agreement for a revolving line of credit with a bank that provides up to $2,000,000 to finance operations. The line of credit is available to the Company through September 1, 2007 and can be renewed on annual go-forward basis from that date. Borrowings bear interest at the bank’s prime rate less 0.5%. Borrowings are secured by equipment, inventory and accounts receivable of the Company. The agreement requires the Company to maintain certain financial covenants, which the Company was in compliance with at December 31, 2007. There were no borrowings outstanding as of December 31, 2007. As of December 31, 2007, the Company has renewed this line of credit.

e-Dialog, Inc.
Notes to Consolidated Financial Statements (continued)
5. Income Taxes
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes. The principal components of deferred taxes assets/(liabilities) are as follows:

2007

Net operating loss carryforwards	$1,474,201
Research and development credit carryforwards	1,112,691
Other tax credits	128,767
Accruals, reserves and other temporary differences	657,645

Gross deferred tax asset	3,373,304
Valuation allowance	—

Net deferred tax asset	$3,373,304

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not, based upon the weight of all available evidence, that some portion or all of the deferred tax assets may not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating losses and tax credits are allowed to be carried forward or temporary differences become deductible. During 2007, the Company determined, based on the cumulative impact of recent operating results and future projections of income that it was more likely than not that the tax benefit of the deferred tax assets would be realized and fully reduced the valuation allowance against the deferred taxes.
As of December 31, 2007, the Company had federal net operating losses of $4,332,445 available to offset future income taxes. The federal net operating losses begin to expire in 2024. The Company also has federal and state research and development tax credits of $838,456 and $415,508, respectively, The federal credits begin to expire in 2021 and the state credits begin to expire in 2015. If substantial changes in the Company’s ownership were to occur, as defined by Section 382 of the Internal Revenue Code, there could be annual limitations on the amount of carryforwards that can be utilized in the future periods.

e-Dialog, Inc.
Notes to Consolidated Financial Statements (continued)
5. Income Taxes (continued)
The provision for income taxes consisted of the following:

2007

Current:
Federal and state (including Alternative Minimum Tax)	$373,334
Foreign	36,464

Total current provision	409,798

Deferred:
Federal and state	(3,244,537)
Foreign	—

Total deferred (benefit) provision	(3,244,537)

Income tax (benefit) expense	$(2,834,739)

During 2007, the Company utilized a part of its net operating loss carryforwards to offset the majority of its federal tax liability and a portion of its state tax liabilities. The current income tax provision as of December 31, 2007 represents primarily the alternative minimum tax due, state taxes on current year income and the foreign income tax liabilities.
6. Stockholders’ Equity
Redeemable Convertible Preferred Stock
The rights and preferences of the Series A, B, C, and C-1 preferred stock are as follows:
Voting
Series A, B, and C preferred stockholders are entitled to vote with the shares of the Company’s voting common stock at any annual or special meeting, and are entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock is then convertible. All matters impacting the terms of Series A, B, and C preferred stockholders must be approved by a majority of the preferred stockholders. The holders of Series C-1 preferred stock have no voting rights.
Dividends
Series A, B, C, and C-1 preferred stockholders are entitled to participate in all dividends (other than stock dividends in the nature of a stock split or the like) that are declared and paid on common stock on the same basis as if all of the shares of Series A, B, C, and C-1 held by such holders had been converted to common stock.

e-Dialog, Inc.
Notes to Consolidated Financial Statements (continued)
6. Stockholders’ Equity (continued)
Liquidation Rights
Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, before any distribution of payments is made to common shareholders, the holders of Series A, B, C, and C-1 preferred stock are entitled to be paid an amount equal to $0.90, $1.00, $0.59, and $0.59, respectively (subject to appropriate adjustment for any stock splits, stock dividends, reclassifications and the like with respect to such series of preferred stock) plus any declared or unpaid dividends to which such holder is entitled. Any net assets remaining after payment of such preferential amount to the holders of preferred stock will be shared ratably by the holders of preferred stock and common stock, provided that such amounts shall not exceed $5.40, $6.00, $3.54, and $3.54 per share of the Series A, B, C, and C-1 preferred stock, respectively.
Conversion
At any time, any holder of Series A, B, C, and C-1 shall have the right, at its option, to convert all or a portion of the preferred stock held by such holder into a number of shares of fully paid and non-assessable common stock computed by dividing the purchase price of preferred stock by the conversion price in effect on the conversion date. The initial conversion price shall be the purchase price, which may be adjusted from time to time based on consideration received for the issuance of securities in the future. In addition, each share of preferred stock will automatically convert into fully paid and non-assessable shares of common stock upon the consummation of (1) a public offering with the approval of the conversion by the requisite percentage (greater than 50%) of preferred stock outstanding at the time of the approval or (ii) upon the completion of a public stock offering involving aggregate gross proceeds of at least $20,000,000 at a price per share of not less than $5.00, subject to certain adjustments.
Redemption
The Series A, B, C, and C-1 are redeemable in whole, at the option of the holders of the requisite percentage (greater than 50%) of preferred stock, commencing on January 2, 2009. The redemption price for each share of Series A preferred stock shall be cash in an amount equal to the greater of (i) the preferred stock preference amount on the date the redemption is completed or (ii) the fair market value of the preferred stock as of the date of the redemption notice. The redemption price for each share of Series B, C, and C-1 stock shall be cash in the amount equal to the fair value of preferred stock as of the date of redemption notice. Series B and Series C stock fair value is equal to the preference amount plus the residual distribution amount.
The Company may elect to redeem the preferred stock in three equal installments; the first installment shall be payable on the determination date and the balance shall be due and payable on the first and second anniversary dates of the determination date. In the event of such election, the installments not paid on the determination date shall bear interest at the prime rate plus 2%.

e-Dialog, Inc.
Notes to Consolidated Financial Statements (continued)
6. Stockholders’ Equity (continued)
Management Bonus Plan
Concurrent with the Series C financing, and in accordance with the amended and restated stockholders’ agreement, the Company has agreed to adopt for the benefit of certain of its key employees a Cash Incentive Plan whereby upon any consolidation, reorganization or merger (as further defined) employees would receive an aggregate amount of the sum of 5% of the first $10,000,000 of liquidation preference and 20% of the next $10,000,000 of Liquidation Preference payable to the Company’s stockholders but in no event to exceed $2,500,000. In case of the liquidation event or change in control, such amount will be paid on a pari passu basis with the liquidation preference. In connection with the acquisition of the Company discussed in Note 1, the Company recognized $2.5 million of compensation expense under the Cash Incentive Plan.
Deferred Stock Plan
On December 19, 2001, the Board and stockholders of the Company authorized the creation of a new incentive for certain employees by adopting the e-Dialog Deferred Stock Plan (the Plan), and authorizing the issuance of restricted shares of a new series of preferred stock of the Company pursuant to the Amended Stock Plan (the Restricted Stock Grants). Under the terms of the Plan, certain employees of the Company will be eligible, on a quarterly basis, to receive allocations of rights to obtain shares of the Company’s new Series C-1 preferred stock. For the year ended December 31, 2007, no shares were allotted or issued. As of December 31, 2007, 624,482 shares were allocated to the preferred stock bonus account and remain unissued.
Stock Options
The Company’s 1998 Stock Option Plan (the 1998 Plan) provides for the grant of incentive stock options and nonqualified stock options. The Board has the authority to select the employees and non-employees to whom options are granted, and determine the terms of each option, including (1) the number of shares of common stock subject to the option; (ii) when the option becomes exercisable; (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company’s common stock) of the fair market value of the common stock as of the date of grant; and (iv) the duration of the option, which, in the case of incentive stock options, may not exceed ten years (five years in the case of an incentive option granted to a stockholder owning in excess of 10% of the Company’s common stock). Options granted under the 1998 Plan vest monthly over a four-year period, following a one-year cliff vesting provision. On March 29,2007, an additional 2,000,000 common, non-voting shares were authorized and added to the option pool. As of December 31, 2007, there were 773,425 available for grant under the 1998 Plan.

e-Dialog, Inc.
Notes to Consolidated Financial Statements (continued)
6. Stockholders’ Equity (continued)
A summary of the activity under the 1998 Option Plan is as follows:

		Weighted-	Aggregate
	Number of	Average	Intrinsic
	Options	Price	Value

Outstanding at December 31, 2006	3,372,477	$0.11
Granted	1,870,599	0.41
Exercised	(122,600)	0.04
Canceled	(275,201)	0.16

Outstanding at December 31, 2007	4,845,275	$0.23	$1,017,508

Exercisable at December 31, 2007	1,523,673	$0.11	$502,812

The weighted-average remaining contractual lives for options outstanding at December 31, 2007 is approximately 8.41 years.
The following table summarizes information relating to currently outstanding and exercisable stock options as of December 31, 2007:

		Weighted-
		Average
	Number of	Remaining	Number of
Exercise	Shares	Contractual	Shares
Price	Outstanding	Life (Years)	Exercisable

$0.02	748,049	7.27	470,044
0.09	59,582	4.59	86,963
0.15	2,393,110	8.44	961,854
0.44	1,644,534	9.53	4,812

Balance at December 31, 2007	4,845,275		1,523,673

e-Dialog, Inc.
Notes to Consolidated Financial Statements (continued)
7. Warrants
At December 31, 2007, the Company had 44,491 warrants outstanding to purchase Series C-1 preferred stock at an exercise price of $0.59 per share. The Company accounted for warrants at the time of issuance in accordance with EITF 96-18 at the fair value of the warrants. The warrants expire in August 2011. These warrants provide for net share settlement under which the maximum number of shares that could be issued represents the total amount of shares under the warrant agreements. The Company had previously determined in accordance with EITF 00-19, that these warrants be properly classified as permanent equity. The Company has reserved 44,491 shares of Series C-1 preferred stock for the exercise of these warrants. On January 1, 2006, the Company adopted FASB Staff Position FAS 150-5 (FSP FAS 150-5), Issuer’s Accounting Under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable, and upon adoption, the warrants to purchase redeemable preferred stock were required to be reclassified to liabilities as of January 1, 2006. The difference between original valuation of the warrants upon their issuance and their fair value at January 1, 2006 (FSP 150-5 adoption date) of $16,907 has been recorded as a cumulative effect type adjustment. For the year ended December 31, 2007, an additional charge was recorded for $7,515 and is included in the interest expense, net.